As filed with the Securities and Exchange Commission on March 8, 2001
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                SEACOR SMIT INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                       13-3542736
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                        11200 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77082
                                 (713) 782-5990
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                                SEACOR SMIT INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)


                                  RANDALL BLANK
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                                SEACOR SMIT INC.
                           1370 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10119
                                 (212) 307-6633
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             DAVID E. ZELTNER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class of                     Amount to be      Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
Securities to be Registered                Registered(1)         Price Per Share(2)         Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        300,000                 $48.22                 $14,466,000           $3,617
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.

================================================================================

NY2:\1020548\04\LVGK04!.DOC\73293.0004

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the SEACOR SMIT Inc. 2000 Employee Stock Purchase Plan are available without charge by contacting:


                                SEACOR SMIT Inc.
                           1370 Avenue of the Americas
                            New York, New York 10119
                              Attention: Secretary
                                 (212) 307-6633

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission by SEACOR SMIT Inc. (the "Company" or the "Registrant") are incorporated herein by reference:

                  (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended on Form 10-K/A filed on April 6, 2000);

                  (2) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed on May 15, 2000, August 14, 2000 and November 14, 2000, respectively;

                  (3)      our Current Report on Form 8-K filed on June 16,
                           2000;

                  (4)      our Current Report on Form 8-K filed on January 18,
                           2001;

                  (5)      our Current Report on Form 8-K filed on March 5,
                           2001; and

                  (6) the description of our common stock contained in our registration statements on Form 8-A filed on November 30, 1992 and October 9, 1996, including any amendment or report filed for the purposes of updating such description.


                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

                     Not applicable

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Article Seven of the Registrant's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), provides that no director of the Registrant shall be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director would be liable under Section 174 of Title 8 of the Delaware General Corporation Law (the "DGCL") or any amendment or successor provision thereto, or
(iv) for any transaction from which the director shall have derived an improper personal benefit.

                     Article III of the Company's by-laws provides that the Company shall (a) indemnify, to the fullest extent permitted by Section 145 of the DGCL, all persons who it may indemnify pursuant thereto and in the manner prescribed thereby and (b) pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately determined that the director or officer is not entitled to be indemnified thereunder or otherwise.

                     Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                     None.

ITEM 8.    EXHIBITS.

                  4.1 Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

                  4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

                  4.3 Amended and Restated By-laws of SEACOR Holdings, Inc. (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the Commission on September 25, 1996).

                  4.4 SEACOR SMIT Inc. 2000 Employee Stock Purchase Plan, as amended February 14, 2001.

                  23.1     Consent of Arthur Andersen LLP.

                  24.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

ITEM 9.    UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 7th day of March, 2001.

                                   SEACOR SMIT INC.

                                   By: /S/ RANDALL BLANK
                                       ----------------------------------------
                                       Randall Blank
                                       Executive Vice President,
                                        Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Randall Blank and Dick Fagerstal, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                      Title                                         Date
----------                                      -----                                         ----
/S/ CHARLES FABRIKANT                           Chairman of the Board of                      March 7, 2001
----------------------------------------            Directors, President and
Charles Fabrikant                                   Chief Executive Officer
                                                    (Principal Executive Officer)


/S/ RANDALL BLANK                               Executive Vice President, Chief Financial     March 7, 2001
----------------------------------------            Officer and Secretary
Randall Blank                                       (Principal Financial Officer)



                                       7

                                                Director
----------------------------------------
Michael E. Gellert


/S/ ANDREW R. MORSE                             Director                                      March 7, 2001
----------------------------------------
Andrew R. Morse


/S/ GRANVILLE E. CONWAY                         Director                                      March 7, 2001
----------------------------------------
Granville E. Conway


/S/ STEPHEN STAMAS                              Director                                      March 7, 2001
----------------------------------------
Stephen Stamas


/S/ RICHARD M. FAIRBANKS III                    Director                                      March 7, 2001
----------------------------------------
Richard M. Fairbanks III


/S/ PIERRE DE DEMANDOLX                         Director                                      March 7, 2001
----------------------------------------
Pierre de Demandolx


/S/ ANTOON KIENHUIS                             Director                                      March 7, 2001
----------------------------------------
Antoon Kienhuis


/S/ JOHN HADJIPATERAS                           Director                                      March 7, 2001
----------------------------------------
John Hadjipateras


/S/ LENNY P. DANTIN                             Vice President                                March 7, 2001
----------------------------------------            (Principal Accounting Officer and
Lenny P. Dantin                                     Controller)

                                  EXHIBIT INDEX

     EXHIBIT NO.                          DESCRIPTION
     -----------                          -----------

         4.1 Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

         4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

         4.3 Amended and Restated By-laws of SEACOR Holdings, Inc. (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the Commission on September 25, 1996).

         4.4 SEACOR SMIT Inc. 2000 Employee Stock Purchase Plan, as amended February 14, 2001.

         23.1     Consent of Arthur Andersen LLP.

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).







                                       9